EXLEY Unlocks Potential for Android Users to Become Citizen Journalists

New Android Application Now Available to 500 Million Users on Google Play Store

MIAMI, FL – December 3, 2013 – EXLEY Media Inc. (“EXLEY Media”), a subsidiary of QUINT Media Inc. (“QUINT”) (OTCQB: QUNI), today announced the Android application for EXLEY (www.GetExley.com) is available via the Google Play™ store. Android is the clear winner in the battle for smartphone operating system supremacy, with its global market share surpassing 80 percent in the third quarter according to industry analyst firm International Data Corporation (IDC).

“Unlocking the potential for Android users around the world to become citizen journalists with EXLEY is a critical milestone in our multi-platform strategy,” said Tino Dietrich, CEO of EXLEY Media. “For EXLEY’s crowd-sourced news and information to truly reflect the voice of the people we have to give everyone a chance to raise their voice, and to reach the masses we must reach them through their device of choice. Our Android application is a gateway to EXLEY for the world’s largest group of smartphone users.”

With the Android application, users can discover, create, access and share lifestyle information, world entertainment news, celebrity updates, fashion and Hollywood’s hottest scoops in the EXLEY content community. The application allows users to upload photos and stories in real time while on the go. This, at a time when 758 million pictures are being shared each day on top photo sharing sites, according to the “Future of Digital 2013” research report from Business Insider Intelligence. People are spending less time on Internet portals and more time on Google, Facebook and Twitter, the report says, and “new sites and services are eating portals’ lunch.”

The Future of Digital 2013 also calls out younger demographics specifically in their quest for something new. It reports an exodus from Facebook to applications like Vine, which allows users to create and post short video clips, and Snapchat, where users share photos and add text or drawings, which are all designed to disappear seconds after they're sent.

“Similarly, I envision a migration to EXLEY from traditional lifestyle and entertainment portals,” added Tino Dietrich. “Distrust in mass media is growing, but people do have confidence in themselves and their friends. EXLEY aims to put reporting into the hands of the people so that anyone with a mobile device has a platform to share stories with the world. We remain excited by EXLEY’s citizen journalism functionality and its other socially innovative features.”

The EXLEY Android application is available from Google Play and via www.GetExley.com. EXLEY is also available for iOS via the App Store and through any mobile browser on smartphones and tablets.

About EXLEY Media Inc.

EXLEY Media Inc., a subsidiary of QUINT Media Inc., is the owner and operator of EXLEY (www.GetExley.com). EXLEY expects its socially innovative lifestyle, entertainment, fashion and celebrity news community to transform the way consumers discover, create, share and access digital content.

About QUINT Media Inc.

QUINT Media Inc. (www.quintmediainc.com) is a digital media company founded to connect people with content relating to their passions, interests, and each other. Supported by proprietary technology and a team of international experts, QUINT is working to lead the digital content shift and monetize its traffic and user activity. QUINT is a publicly traded corporation quoted as QUNI.

Forward-Looking Statements

This press release contains forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, objectives, expectations or intentions regarding the future. In some cases you can identify forward-looking statements by the use of terminology such as "may", "should", "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy", or words of similar meaning. Forward-looking statements in this press release include those concerning EXLEY Media’s expectation of a migration to EXLEY from traditional lifestyle and entertainment portals; EXLEY’s aim to put reporting into the hands of the people so that anyone with a mobile device has a platform to share stories with the world; and EXLEY Media’s expectation that its socially innovative lifestyle, entertainment, fashion and celebrity news community will transform the way consumers discover, create, share and access digital content. While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment regarding the direction of the business operations of QUINT, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this press release. These statements are predictions and involve known and unknown risks, uncertainties and other factors, including the risk that QUINT cannot execute its business plan for lack of capital or other resources, as well as the risks described in the periodic disclosure documents filed on EDGAR by QUINT. Any of these risks could cause QUINT or its industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements in this press release. Except as required by applicable law, including the securities laws of the United States, QUINT does not intend to update any of the forward-looking statements to conform these statements to actual results.

Further Information

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